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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K


                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                           DATE OF REPORT: JANUARY 30, 1998
                           --------------------------------
                          (Date of Earliest Event Reported)


                             MEDICAL GRAPHICS CORPORATION
                             ----------------------------
                (Exact name of registrant as specified in its charter)


       MINNESOTA                     0-9899                41-1316712
       ---------                     ------              ----------------
       (State or other               (Commission         (I.R.S.  Employer
       jurisdiction                  File Number)        Identification No.)
       of Incorporation)


                                350 OAK GROVE PARKWAY
                                SAINT PAUL, MN  55127
                                ---------------------
                       (Address of principal executive offices)



         Registrant's telephone number, including area code:  (612) 484-4874

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.  CHANGES IN CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.  OTHER EVENTS.

          On January 30, 1998 and February 10, 1998, Medical Graphics Corporation (the "Company") closed on two installments constituting in the aggregate the second tranche of a private equity investment by FAMCO II LLC, Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. (the "Investment"). In connection with the Investment, the Company issued 363,636 shares of its Common Stock at a per share price of $4.125 with net proceeds to the Company of $1,470,000.

          On February 2, 1998, the Company reported unaudited gross revenues of approximately $19,173,000 and an unaudited net loss of approximately $4,962,000 for the year ended December 31, 1997. A copy of the Company's press release is attached hereto as Exhibit 99.1

          As a result of its losses in 1997, at December 31, 1997, the Company had total assets of approximately $10,366,000 and total shareholders' equity of
approximately $1,128,000.   After giving effect to the net proceeds of the
Investment, however, the Company's unaudited pro forma shareholders' equity was $2,598,000 as of December 31, 1997. A copy of the Company's unaudited pro forma balance sheet as of December 31, 1997 and unaudited income statement for the year ended December 31, 1997 are attached hereto as Exhibits 99.2 and 99.3, respectively.

ITEM 6.  RESIGNATIONS OF DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits
--------

99.1      Press release dated February 2, 1998

99.2      Unaudited Pro Forma Balance Sheet as of December 31, 1997

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99.3      Unaudited Income Statement for the year ended December 31, 1997

ITEM 8.  CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES.

Not applicable.

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                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MEDICAL GRAPHICS CORPORATION



                              By    /s/ Glenn D. Taylor
                                -------------------------------------
                                        Glenn D. Taylor
                                        Chief Executive Officer


March 5, 1998